                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                               (Amendment No. __)

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                              SEASONS SERIES TRUST
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5)   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ______________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3)   Filing Party:

          ______________________________________________________________________

     4)   Date Filed:

          ______________________________________________________________________

AIG SUNAMERICA RETIREMENT MARKETS, INC.
21650 Oxnard Street
Woodland Hills, CA 91367
(800) 445-7862

March ___, 2006

Dear Contract Owner:                                                      [LOGO]

     We are writing to provide you with the enclosed information statement. The information statement provides information regarding the recent addition of a subadviser to the equity sleeve of the Balanced component of the Multi-Managed Growth Portfolio, Multi-Managed Moderate Growth Portfolio, Multi-Managed Income/Equity Portfolio and Multi-Managed Income Portfolio (collectively, the "Multi-Managed Portfolios") of Seasons Series Trust (the "Trust").

     On December 14, 2005, the Board of Trustees approved a decision to engage Lord, Abbett & Co. LLC ("Lord Abbett") as a subadviser to manage the equity investments of the Balanced component of each of the Multi-Managed Portfolios. Effective January 23, 2006, Lord Abbett began managing such portion of the Multi-Managed Portfolios, which was previously managed by AIG SunAmerica Asset Management Corp. ("SunAmerica"). SunAmerica will continue to manage the fixed-income investments of the Balanced component.

     THE CHANGE IN PORTFOLIO MANAGEMENT DID NOT RESULT IN ANY MODIFICATIONS TO THE PRINCIPAL INVESTMENT OBJECTIVE OF THE BALANCED COMPONENT OF THE MULTI-MANAGED PORTFOLIOS AS STATED IN THE TRUST'S PROSPECTUS OR TO THE MANAGEMENT FEE PAYABLE BY THE PORTFOLIOS.

     As a matter of regulatory compliance, we are sending you this information statement, which describes, among other things, the management structure of the Portfolios, the ownership of Lord Abbett and the terms of the subadvisory agreement with Lord Abbett, which has been approved by the Trustees, including the Independent Trustees.

     THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions about these changes or if we can be of service to you in any other way, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

Sincerely,


--------------------------------------
Jane Aldrich, CFA
Senior Vice President
AIG SunAmerica Retirement Markets, Inc

                              SEASONS SERIES TRUST
                                 P.O. BOX 54299
                           LOS ANGELES, CA 90054-0299

                         MULTI-MANAGED GROWTH PORTFOLIO
                     MULTI-MANAGED MODERATE GROWTH PORTFOLIO
                      MULTI-MANAGED INCOME/EQUITY PORTFOLIO
                         MULTI-MANAGED INCOME PORTFOLIO
                 (COLLECTIVELY, THE "MULTI-MANAGED PORTFOLIOS")

                                   ----------

                              INFORMATION STATEMENT
                     REGARDING THE ADDITION OF A SUBADVISER
                        FOR THE BALANCED COMPONENT OF THE
                            MULTI-MANAGED PORTFOLIOS

                                   ----------

     This information statement is being provided to the shareholders of the Multi-Managed Portfolios of Seasons Series Trust (the "Trust") in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission. The exemptive order permits the Trust's investment adviser, AIG SunAmerica Asset Management Corp. ("SunAmerica"), to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

     WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

     This information statement will be mailed on or about March ___, 2006 to contract owners who chose one of the Multi-Managed Portfolios as an investment option prior to January 31, 2006.

PURPOSE OF THE INFORMATION STATEMENT

     On December 14, 2005, the Board of Trustees approved a decision to engage Lord, Abbett & Co. LLC ("Lord Abbett" or "Subadviser") as a subadviser to manage the equity investments of the Balanced component of the Multi-Managed Portfolios. Accordingly, the Trustees approved a Subadvisory Agreement between SunAmerica, the investment adviser of the Multi-Managed Portfolios, and Lord Abbett. The decision to engage Lord Abbett is discussed in more detail in the section titled "Factors Considered by the Board of Trustees." Prior to January 23, 2006, SunAmerica managed the equity investments and fixed-income investments of the Balanced component. SunAmerica will continue to manage the fixed-income investments of the Balanced component. In addition, Wellington Management, Janus and SunAmerica will continue to manage the Fixed-income component, Growth component and Aggressive Growth component of the Multi-Managed Portfolios, respectively.

THE TRUST

     The Multi-Managed Portfolios are investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees. SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust's portfolios, manages certain portfolios, provides various administrative services and supervises the portfolios' daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the portfolios for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the portfolios with the highest quality investment services. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

     The subadvisers to the Trust's portfolios, including Lord Abbett, act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The portfolios do not pay fees directly to a subadviser. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended, the rules and interpretations thereunder and other applicable securities laws.

THE SUBADVISORY AGREEMENT

     Prior to January 23, 2006, SunAmerica managed the equity investments of the Balanced component of each of the Multi-Managed Portfolios. In the ordinary course of its ongoing evaluation of the Multi-Managed Portfolios' performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record, SunAmerica recommended to the Trustees that Lord Abbett be engaged to manage the equity investments of the Balanced component of each of the Multi-Managed Portfolios. In accordance with the Trustees' approval of the engagement of Lord Abbett, the Trustees approved Amendment No. 2 to the Subadvisory Agreement with Lord Abbett, which became effective January 23, 2006 (the "Subadvisory Agreement").

     The Subadvisory Agreement between SunAmerica and Lord Abbett, on behalf of the Balanced component of each of the Multi-Managed Portfolios, provides that
(i) the Subadviser shall manage the equity investments of the Balanced component of the Multi-Managed Portfolios, (ii) SunAmerica shall compensate the Subadviser for its services, (iii) the Subadviser is authorized to select the brokers or dealers to effect portfolio transactions for the Multi-Managed Portfolios, and
(iv) the Subadviser shall comply with the Multi-Managed Portfolios' investment policies and restrictions and with applicable law. The Subadvisory Agreement will not result in an increase in fees to shareholders. The Subadvisory Agreement is attached to this information statement as Exhibit A.

     Under the Advisory Agreement, the annual rate of the investment advisory fee payable to SunAmerica for managing the Balanced component of the Multi-Managed Portfolios is as follows:

                                                         ADVISORY FEES PAID
                                          ADVISORY FEE    FOR PERIOD ENDED
                                              RATE         MARCH 31, 2005
                                          ------------   ------------------
Multi-Managed Growth Portfolio                0.89%          $1,294,086
Multi-Managed Moderate Growth Portfolio       0.85%          $2,186,775
Multi-Managed Income/Equity Portfolio         0.81%          $1,844,402
Multi-Managed Income Portfolio                0.77%          $1,354,391

Prior to January 23, 2006, SunAmerica served as the Manager to the Balanced component (fixed-income investments and equity investments) of the Multi-Managed Portfolios and the Balanced Component had no subadviser. Under the Subadvisory Agreement, SunAmerica will pay a subadvisory fee at the annual rate of 0.35% on the first $200 million; 0.30% on the next $200 million; and 0.25% over $400 million in assets in the equity sleeve of the Balanced component for the Multi-Managed Portfolios. Subadviser will be paid a composite fee based on the aggregate assets it manages for the equity sleeve of the Balanced component for the Multi-Managed Portfolios.

INFORMATION ABOUT THE SUBADVISER

     Lord Abbett, located at 90 Hudson Street, Jersey City, New Jersey 07302, has been an investment manager for over 70 years. Lord Abbett provides similar services to 54 mutual fund portfolios having various investment objectives and also advises other investment clients. As of December 31, 2005, Lord Abbett had approximately

$100 billion in assets under management. Robert S. Dow is the Managing Partner of Lord Abbett. His address is 90 Hudson Street, Jersey City, NJ 07302-3973.

     Lord Abbett is the investment adviser for two other mutual funds that have an investment objective similar to the Balanced component of the Portfolios. The name of such fund(s), together with information concerning the funds' assets, and the annual fees paid (as a percentage of average net assets) to Lord Abbett for its services, are set forth below.

                                     ASSETS AS OF                  FEE RATE
           FUND NAME              DECEMBER 31, 2005    (% OF AVERAGE DAILY NET ASSETS)
           ---------              -----------------   ---------------------------------
Lord Abbett Series Fund, Inc.        $  4,992,088     0.70% of the first $1 billion;
Large-Cap Core Portfolio                              0.65% of the next $1 billion; and
                                                      0.60% over $2 billion.

Lord Abbett Research Fund, Inc.      $843,547,950     0.70% of the first $1 billion;
Large-Cap Core Portfolio                              0.65% of the next $1 billion; and
                                                      0.60% over $2 billion.

FACTORS CONSIDERED BY THE BOARD OF TRUSTEES

     The Trustees received materials related to certain factors used in their consideration of whether to approve the Subadvisory Agreement, including: (1) the nature, extent and quality of services to be provided by Lord Abbett; (2) the size and structure of the subadvisory fees charged in connection with Lord Abbett's management of the Portfolio, compared to subadvisory fee rates of a group of funds with similar investment objectives (respectively, the "Expense Group/Universe" and the "Subadvisory Expense Group/Universe"), as selected by an independent third-party provider of investment company data; (3) the investment performance of the equity sleeve of the Balanced component of the Portfolio and the performance of a comparable portfolio managed by Lord Abbett; (4) the costs of services and the benefits potentially derived by Lord Abbett; (5) the terms of the Subadvisory Agreement; (6) whether the Portfolio will benefit from possible economies of scale by engaging Lord Abbett; and (7) information regarding Lord Abbett's compliance and regulatory history. In addition, the Trustees considered the organization capability and financial condition of Lord Abbett and the conditions and trends prevailing in the economy, the securities markets and the investment company industry.

     The Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (the "Independent Trustees") as defined in the Investment Company Act of 1940, as amended, were separately represented by counsel that is independent of SunAmerica in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Independent Trustees in executive sessions during which such independent counsel provided guidance to the Independent Trustees.

     Nature, Extent and Quality of Services. The Trustees, including the Independent Trustees, considered the nature, quality and extent of services to be provided by Lord Abbett. The Trustees noted that Lord Abbett would be responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the equity sleeve of the Balanced component of the Portfolio. The Trustees reviewed Lord Abbett's history, structure and size, and investment experience. The Trustees were informed that in SunAmerica's judgment, Lord Abbett has the size, visibility and resources to attract and retain highly qualified investment professionals.

     The Trustees reviewed the qualifications, background and responsibilities of Lord Abbett's personnel who would be responsible for providing investment management services to the Portfolio. The Trustees concluded that they were satisfied with the nature, quality and extent of the services to be provided by Lord Abbett and that there was a reasonable basis on which to conclude that it would provide high quality services to the Portfolio.

     Fees and Expenses. The Trustees received and reviewed information regarding the Portfolio's anticipated subadvisory fees compared against the subadvisory fees and expense ratios of other similar funds in its category as tracked by an independent third-party provider of investment company data. It was noted that with respect to subadvisory fees, SunAmerica negotiated such fees with Lord Abbett at arms-length.

     The Trustees considered that the Portfolio's subadvisory fee rate payable to Lord Abbett was below the median of its Subadvisory Expense Group and that the aggregate subadvisory fees paid by SunAmerica would increase as result of the addition of Lord Abbett. The Trustees also considered that the subadvisory fees are paid by SunAmerica and not by the Portfolio such that the increase in subadvisory fees will not affect the Portfolio's total expenses. In addition, it was noted that subadvisory fees may vary widely within a Subadvisory Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs.

     On the basis of the information considered, the Trustees concluded that the subadvisory fee rate was fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

     Investment Performance. The Trustees, including the Independent Trustees, received and reviewed information prepared by SunAmerica reflecting the Portfolio's investment performance and the investment performance of fund managed by Lord Abbett with a substantially similar investment objective and investment strategy. Generally, the performance information reviewed included annualized returns for the one-, three- and five-year periods. It was noted that the Trustees monitor and review the performance of the Portfolio on a quarterly basis.

     The Trustees considered that SunAmerica's performance as Manager to the Balanced component of the Multi-Managed Portfolios was in the 5th quintile of the Morningstar Moderate Allocation Category and the Lipper Balanced Category for the one-, three- and five-year periods. It was noted that SunAmerica's performance on the fixed income sleeve of the Balanced component has been acceptable. The Trustees took into account SunAmerica's discussion of the Portfolio's performance and Lord Abbett's performance with its Lord Abbett Large Cap Core strategy, which has a similar investment objective and investment strategy as the equity sleeve of the Balanced component of the Multi-Managed Portfolios.

     Cost of Services & Benefits Derived. With respect to indirect costs and benefits, the Trustees were informed, based on SunAmerica's judgment, that (1) any indirect costs incurred by Lord Abbett in connection with rendering investment advisory services to the Portfolio were inconsequential to the analysis of the adequacy of its subadvisory fee, and (2) any collateral benefits derived as a result of providing advisory services to the Portfolio are de minimis and do not impact upon the reasonableness of the subadvisory fee. The Trustees concluded that any benefits that Lord Abbett could be expected to receive with regard to providing investment advisory and other services to the Portfolio were not unreasonable.

     Profitability and Economies of Scale. In considering the profitability to Lord Abbett in connection with its relationship with the Portfolio, the Trustees noted that the fees under the Subadvisory Agreement are paid by SunAmerica. The Trustees also relied on the ability of SunAmerica to negotiate the Subadvisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the profitability to Lord Abbett from its relationship with the Portfolio was determined not to be a material factor in the Trustees' deliberations. For similar reasons, the potential for the Portfolio to experience economies of scale from Lord Abbett's management of the Portfolio was not considered a material factor to the Trustees' consideration of Lord Abbett.

     Terms of Subadvisory Agreement. The Trustees, including the Independent Trustees, reviewed the terms of the Subadvisory Agreement including the duties and responsibilities undertaken by Lord Abbett. The Trustees noted that the Subadvisory Agreement provides that Lord Abbett will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Trustees also considered other provisions of the Subadvisory Agreement and concluded that the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders.

     Compliance. The Trustees considered whether Lord Abbett was subject to any recent regulatory or compliance-related actions or investigations. The Trustees concluded that there was no material litigation or proceeding that would materially effect Lord Abbett's ability to advise the Portfolio.

     Conclusions. In reaching their decision to approve the Subadvisory Agreement, the Trustees based their decision on the totality of the factors and each Trustee contributed different weight to the various factors. Based upon the materials they reviewed, the representations made to them and the considerations described above, and as part of their deliberations, the Trustees, including the Independent Trustees, concluded that Lord Abbett possesses the capability and resources to perform the duties required of it under its Subadvisory Agreement.

OWNERSHIP OF SHARES

     The table set forth below reflects the total shares outstanding for each of the Multi-Managed Portfolios as of January 31, 2006 and the record holders of those shares.

                                                        MULTI-MANAGED        MULTI-MANAGED
                                   MULTI-MANAGED       MODERATE GROWTH       INCOME/EQUITY        MULTI-MANAGED
                                 GROWTH PORTFOLIO         PORTFOLIO            PORTFOLIO        INCOME PORTFOLIO
                                ------------------   ------------------   ------------------   ------------------
                                  Shares       %       Shares       %       Shares       %       Shares       %
                                ----------   -----   ----------   -----   ----------   -----   ----------   -----
Variable Annuity Account
Five of AIG SunAmerica Life
Assurance Company               11,784,179   99.97%  22,275,655   99.85   19,409,793   99.86%  14,253,464   99.97%

FS Variable Annuity Account
Five of First SunAmerica Life
Insurance Company                    3,536    0.03%      33,464    0.15%      27,212    0.14%       4,277    0.03%
                                ----------   -----   ----------   -----   ----------   -----   ----------   -----
TOTAL SHARES OUTSTANDING        11,787,715     100%  22,309,119     100%  19,437,005     100%  14,257,741     100%
                                ==========   =====   ==========   =====   ==========   =====   ==========   =====

     To SunAmerica's knowledge, no person owns a Contract or interests therein for more than 5% of the outstanding shares of the Portfolios. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2005.

BROKERAGE COMMISSIONS

     The Portfolio did not conduct any transactions with affiliated broker/dealers for the fiscal year ended March 31, 2005.

SHAREHOLDER REPORTS

     The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling 1-800-445-7862.

SHAREHOLDER PROPOSALS

     The Trust is not required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will be held. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Nori
L. Gabert, Esq., Secretary of Seasons Series Trust, 2929 Allen Parkway, Houston, Texas 77019.

                                        By Order of the Trustees,


                                        ----------------------------------------
                                        Nori L. Gabert
                                        Secretary

                                        Seasons Series Trust

Dated: March ___, 2006

                                                                       EXHIBIT A

                    AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT

     This AMENDMENT NO. 2 TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of January 23, 2006 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the "Adviser"), and LORD, ABBETT & CO. LLC (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated January 12, 1999, as amended (the "Subadvisory Agreement"), with respect to the Trust; and

     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the fees with respect to the equity sleeve of the Balanced Component for the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios of Seasons Series Trust (together, the "Seasons Multi-Managed Portfolios). Schedule A is also attached hereto.

                                            Fee Rate (as a percentage of the
                                              average daily net assets the
Portfolio(s)                              Subadviser manages in the portfolio)
------------                              ------------------------------------
Multi-Managed Growth Portfolio            0.35% on the first $200 million
                                          0.30% on the next $200 million
                                          0.25% over $400 million

Multi-Managed Moderate Growth Portfolio   0.35% on the first $200 million
                                          0.30% on the next $200 million
                                          0.25% over $400 million

Multi-Managed Income/Equity Portfolio     0.35% on the first $200 million
                                          0.30% on the next $200 million
                                          0.25% over $400 million

Multi-Managed Income Portfolio            0.35% on the first $200 million
                                          0.30% on the next $200 million
                                          0.25% over $400 million

Subadviser shall manage the assets of the equity sleeve of the Balanced Component for the Seasons Multi-Managed Portfolios. Subadviser shall be paid a composite fee based on the aggregate assets it manages for the equity sleeve of the Balanced Component for the Seasons Multi-Managed Portfolios.

     2. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     3. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     4. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.   LORD, ABBETT & CO. LLC


By: /s/ PETER A. HARBECK                By: /s/ LAWRENCE H. KAPLAN
    ---------------------------------       ------------------------------------
Name: Peter A. Harbeck                  Name: Lawrence H. Kaplan
Title: President and Chief Executive    Title: Member
       Officer

                    AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT

     This AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of October 3, 2005 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the "Adviser"), and LORD, ABBETT & CO. LLC (the "Subadviser").

                                  WITNESSETH:

     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

     WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated January 12, 1999, as amended (the "Subadvisory Agreement"), with respect to the Trust; and

     WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Schedule A to the Subadvisory Agreement is hereby amended to reflect the amended fees with respect to the Seasons Series Trust International Equities Portfolio and Mid Cap Value Portfolio. The revised Schedule A is also attached hereto.

                                            Fee Rate (as a percentage of the
                                              average daily net assets the
Portfolio(s)                              Subadviser manages in the portfolio)
------------                              ------------------------------------
International Equities Portfolio                        [OMITTED]

Mid Cap Value Portfolio

     2. The following new paragraph shall be added to the Subadvisory Agreement:

          18. CONFIDENTIALITY. The receiving party will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the receiving party shall disclose such non-public information only if the disclosing party or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the receiving party or has been disclosed, directly or indirectly, by the disclosing party or the Trust to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the receiving party in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

     3. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     4. FULL FORCE AND EFFECT. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

     5. MISCELLANEOUS. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.     LORD, ABBETT & CO. LLC


By: /s/ PETER A. HARBECK                  By: /s/ LAWRENCE H. KAPLAN
    -----------------------------------       --------------------------------
Name: Peter A. Harbeck                    Name: Lawrence H. Kaplan
Title: President and Chief Executive      Title: Member
       Officer

                              SUBADVISORY AGREEMENT

     This SUBADVISORY AGREEMENT is dated as of January 12, 1999 by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and LORD ABBETT & CO. (the "Subadviser").

                                   WITNESSETH:

     WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the "Advisory Agreement") pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and may issue shares of beneficial interest, par value $.01 per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

     WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

     NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

     1. DUTIES OF THE SUBADVISER. The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust's current prospectus and statement of additional information, and (b) applicable laws and regulations.

          The Subadviser represents and warrants to the Adviser that each of the Portfolios set forth in Schedule A will at all times be operated and managed (1) in compliance with all applicable federal and state laws governing its operations and investments; (2) so as not to jeopardize either the treatment of the Seasons variable annuity contracts issued by Variable Annuity Account Five (File No. 33-08859; hereinafter "Contracts") as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold; and (3) to minimize any taxes and/or penalties payable by the Trust or such Portfolio. Without limiting the foregoing, the Subadviser represents and warrants (1) qualification, election and maintenance of such election by each Portfolio to be treated as a "regulated investment company" under subchapter M, chapter 1 of the Code, and (2) compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service's regulations under
Section 817(h) of the Code; (c) applicable state insurance laws; (d) applicable federal and state securities, commodities and banking laws; and (e) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

     2. PORTFOLIO TRANSACTIONS. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants selection, and negotiation of brokerage commission and futures commission merchants rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the A1934 Act@), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

     3. COMPENSATION OF THE SUBADVISER. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser's fee, the average daily net asset value of a Portfolio shall mean the average daily net assets for which the Subadviser actually provides advisory services, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

     4. OTHER SERVICES. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

     5. REPORTS. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

     6. STATUS OF THE SUBADVISER. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     7. CERTAIN RECORDS. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.

          The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

     8. REFERENCE TO THE SUBADVISER. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

     9. LIABILITY OF THE SUBADVISER. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the "Indemnified Parties") from any liability arising from the Subadviser's conduct under this Agreement.

          (b) The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which may be based upon
(i) any wrongful act or breach of this Agreement by the Subadviser, or (ii) any failure by the Subadviser to comply with the representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser's indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

          (c) The Subadviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by or otherwise available to the Subadviser upon reasonable request. The Adviser agrees that Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating series and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any liability arising from the conduct of the Adviser and any other subadviser with respect to the portion of a Portfolio's assets not allocated to Subadviser.

     10. PERMISSIBLE INTERESTS. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

     11. TERM OF THE AGREEMENT. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

          With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust; provided, however, that this Agreement may not be terminated by the Subadviser unless another subadvisory agreement has been approved by the Trust in accordance with the Act, or after six months' written notice, whichever is earlier. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

          This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

     12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     13. AMENDMENTS. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

     14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

     15. PERSONAL LIABILITY. The Declaration of the Trust establishing the Trust (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the "Trust Property" only shall be liable.

     16. SEPARATE SERIES. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

     17. NOTICES. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

     Subadviser:     Lord Abbett & Co.
                     767 5th Avenue
                     NY, NY 10153

     Adviser:        SunAmerica Asset Management Corp.
                     The SunAmerica Center
                     733 Third Avenue, Third Floor
                     New York, NY 10017
                     Attention: Robert M. Zakem
                                Senior Vice President and
                                General Counsel

     with a copy to: SunAmerica Inc.
                     1 SunAmerica Center
                     Century City
                     Los Angeles, CA 90067-6022
                     Attention: Susan L. Harris
                                Senior Vice President,
                                General Counsel - Corporate Affairs
                                and Secretary

     IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

                                        SUNAMERICA ASSET MANAGEMENT CORP.


                                        By: /s/ Peter A. Harbeck
                                            ------------------------------------
                                        Name: Peter A. Harbeck
                                        Title: President


                                        LORD ABBETT & CO.


                                        By: /s/ Daniel E. Carper
                                            ------------------------------------
                                        Name: Daniel E. Carper
                                        Title: Partner